Exhibit 99.1

[Letterhead of Roger Connors]

CanAm Uranium Corp.
120 West Hastings Street
Vancouver, British Columbia
Canada V6E 2M4
(604) 288-7703

Attention: Ryan Gibson, President

Dear Ryan,

Firstly, I wish to thank you for the opportunity to serve on the Board of CanAm during its early stages. However, at this time I am unable to commit the time required to properly serve in the position and will go to a consulting role with the Company. I hereby tender my resignation as a Director of CanAm Uranium Corp. upon acceptance by the Board of Directors and/or upon the Election of my Successor.

Yours truly,

Dated this 22 day of February 2007.

By: _____________________
Roger Connors
CanAm Uranium Corp.